                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [X] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                                 NATIONAL PRESTO INDUSTRIES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NATIONAL PRESTO INDUSTRIES
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                        NATIONAL PRESTO INDUSTRIES, INC.
                          EAU CLAIRE, WISCONSIN 54703
                               SEPTEMBER 2, 2005

Dear Shareholder:

      Enclosed with this letter you will find the notice of our Annual Meeting of Stockholders, which will be held at our offices in Eau Claire on October 18, 2005.

      We sincerely hope that you will be able to be present to meet the management of your company, see the new products that will be displayed at the meeting, and cast your vote for the proposed amendment to the Restated Articles of Incorporation and the election of directors. If, however, you find that you are unable to attend the meeting in person, we urge that you participate by voting your stock by proxy. You may cast your vote by signing and returning the enclosed proxy card.

      On March 31, 2005, we mailed you our annual report for 2004, which contained a description of our business and also included audited financial statements for that year. If you did not receive a copy of the 2004 annual report, you may do so by contacting the Secretary of the Company at 715-839-2119. Enclosed with this letter is a proxy statement which contains information regarding the annual meeting and the business to be conducted thereat.

      It is with great reluctance we announce that Michael J. O'Meara has decided not to stand for re-election to the Board. Mike has served as a Director for the past nine years. His keen insight and business acumen have had a significant positive impact on Board decisions during his tenure. Mike's contributions will be sorely missed by those of us who continue on the Board.

      The Nominating/Corporate Governance Committee has recommended and the full Board has nominated Joseph G. Stienessen, who is a CPA and principal with Larson, Allen, Weishair and Company, LLP, a certified public accounting firm, to fill Mike's vacancy on the Board. If elected, Joe will be designated the Audit Committee financial expert, where his extensive accounting experience for business clients will prove to be a valuable asset to the Board and the Audit Committee.

      We are always pleased to hear from our shareholders, and if you cannot be present in person at the meeting, we would be happy to have your letters expressing your viewpoints on our products and businesses or to answer any questions that you might have regarding your company.

                                      /s/ MARYJO COHEN
                                      Chair of the Board and President

                        NATIONAL PRESTO INDUSTRIES, INC.
                            3925 NORTH HASTINGS WAY
                          EAU CLAIRE, WISCONSIN 54703

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF NATIONAL PRESTO INDUSTRIES, INC.:

      The Annual Meeting of Stockholders of National Presto Industries, Inc., will be held at the offices of the Company, 3925 North Hastings Way, Eau Claire, Wisconsin 54703, on Tuesday, October 18, 2005, at 2:00 p.m. (CDT), for the following purposes:

            (1) to elect two directors for three year terms ending in 2008 and until their successors are elected,

            (2) to consider a proposal to amend Article 6 (A) of the Restated Articles of Incorporation, and

            (3) to transact such other business as may properly come before the meeting.

      Stockholders of record at the close of business on August 10, 2005, will be entitled to vote at the meeting and any adjournment thereof.

                                                          James F. Bartl
                                                          Secretary

September 2, 2005

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS. PLEASE USE THE ENCLOSED ENVELOPE IN RETURNING YOUR PROXY.

                        NATIONAL PRESTO INDUSTRIES, INC.
                            3925 NORTH HASTINGS WAY
                              EAU CLAIRE, WI 54703

                                 PROXY STATEMENT

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 18, 2005

      The accompanying proxy is solicited by the Board of Directors of National Presto Industries, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held at 3925 North Hastings Way, Eau Claire, Wisconsin 54703 on October 18, 2005 at 2:00 p.m. (CDT) (the "Annual Meeting"), and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournment thereof. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a stockholder who has signed a proxy does not alone revoke that proxy; the proxy may be revoked by returning a later dated proxy, giving written notice to the Secretary of the Company, or attending the Annual Meeting and voting in person.

      At the Annual Meeting stockholders will be asked to:

            (1) elect two directors for three year terms ending in 2008 and until their successors are elected,

            (2) consider a proposal to amend Article 6 (A) of the Restated Articles of Incorporation, and

            (3) transact such other business as may properly come before the meeting.

      Only stockholders of record as of the close of business on August 10, 2005, will be entitled to vote at the Annual Meeting. The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. Abstentions and proxies submitted by brokers who do not have authority to vote on certain matters will be considered "present" at the Annual Meeting for purposes of determining a quorum. The approximate date on which this proxy statement and form of proxy were first mailed to stockholders is September 2, 2005.

      Directors are elected by a plurality of the votes cast, which means the individuals who receive the largest number of votes will be elected as directors up to the maximum number of directors to be chosen in the election. Therefore, shares voted as "withhold authority to vote" will have no effect on the election of directors.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      The Company has outstanding only common stock of which 6,826,185 shares were outstanding and entitled to vote as of the close of business on the record date, August 10, 2005. Each of the 6,826,185 outstanding shares of common stock is entitled to one vote and there is no cumulative voting.

      The following table sets forth information provided to the Company as to beneficial ownership of the Company's common stock as of the record date by (i) the only shareholders known to the Company to hold 5% or more of such stock,
(ii) each of the directors and executives of the Company named in the Summary Compensation Table, and (iii) all directors and officers as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

                                    AMOUNT AND NATURE         PERCENT OF
       BENEFICIAL OWNER           OF BENEFICIAL OWNERSHIP    COMMON STOCK
-------------------------------   -----------------------   --------------
Maryjo Cohen                         1,951, 157(1)(2)           28.6%
3925 N. Hastings Way
Eau Claire, WI 54703

Melvin S. Cohen                         394,814(1)(3)            5.8%
3925 N. Hastings Way
Eau Claire, WI 54703

Dimensional Fund Advisors, Inc.         384,708(4)               5.6%
1299 Ocean Avenue
Santa Monica, CA 90401

Royce & Associates, LLC                 730,700(4)              10.7%
1414 Avenue of the Americas
New York, NY 10019

Barclays Global Investors               342,032(4)               5.0%
45 Fremont Street
San Francisco, CA 94105

Gabelli Asset Management, Inc.          360,167(5)               5.3%
One Corporate Center
Rye, NY 10580-1435

James F. Bartl                           16,532                   --(6)

Donald E. Hoeschen                        1,246                   --(6)

Randy F. Lieble                           1,506                   --(6)

Lawrence J. Tienor                          801                   --(6)

Michael J. O'Meara                          100                   --(6)

Richard N. Cardozo                           --                   --
Patrick J. Quinn                            200                   --(6)

All officers and directors as a       2,087,241(7)              30.6%
group (10 persons)

(1) Includes 104,625 shares owned by the L.E. Phillips Family Foundation, Inc. (the "Phillips Foundation"), a private charitable foundation of which the named person is an officer and/or director and as such exercises shared voting and investment powers.

(2) Includes 1,669,664 shares held in a voting trust described in the section below captioned "Voting Trust Agreement," for which Ms. Cohen has sole voting power, and 175,554 shares owned by private charitable foundations (other than the Phillips Foundation) and family member trusts of which Ms. Cohen is a co-trustee, officer, or director, and as such exercises shared voting and investment powers.

(3) Includes 290,189 shares owned by charitable trusts and private charitable foundations (other than the Phillips Foundation) of which Mr. Cohen is a co-trustee, officer, or director, and as such exercises shared voting and investment powers. Does not include shares held in a voting trust described in the section below captioned "Voting Trust Agreement," for which Mr. Cohen holds voting trust certificates. Pursuant to the voting trust, Mr. Cohen does not have the power to vote or dispose of such shares.

(4) Based on February 2005 Schedule 13-G filing with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc. and Royce & Associates, LLC held sole voting and dispositive power for all of their beneficially owned shares; Barclays Global Investors held sole voting power for 279,460 shares, sole dispositive power for 342,032 shares, and no shared voting or dispositive power for its shares.

(5) Based on February 2005 Schedule 13-D filing with the Securities and Exchange Commission, Gabelli Asset Management, Inc. held sole voting power for 350,167 of its shares, sole dispositive power for all of its shares, and no shared voting or dispositive power for its shares.

(6) Represents less than 1% of the outstanding shares of common stock of the Company.

(7) Includes options for 750 shares currently exercisable by three officers under the National Presto Industries, Inc. 1988 Stock Option Plan.

      The information contained in the foregoing footnotes is for explanatory purposes only, and the persons named in the foregoing table disclaim beneficial ownership of shares owned or held in trust for any other person, including family members, trusts, or other entities with which they may be associated. Stock ownership information contained in this Proxy Statement was obtained from the Company's shareholder records, filings with governmental authorities, or from the named directors and officers.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based upon a review of Forms 3, 4 and 5 and any amendments thereto pursuant to Section 16 of the Securities and Exchange Act of 1934, the Company believes all such forms were filed on a timely basis by reporting persons during the fiscal year ended December 31, 2004.

VOTING TRUST AGREEMENT

      The first two individual beneficial owners listed in the foregoing table, and eight other persons comprising extended family members and related trusts, have entered into a voting trust agreement with respect to the voting of an aggregate of 1,669,664 shares of common stock of the Company. The voting trust agreement will terminate on December 4, 2009, unless sooner terminated by the voting trustee or unanimous written consent of all the parties to the voting trust agreement, or unless extended by unanimous written consent by all parties to the agreement. The voting trustee under the agreement is Maryjo Cohen. Under the agreement, the voting trustee exercises all rights to vote the shares subject to the voting trust with respect to all matters presented for shareholder action.

                             NOMINEES AND DIRECTORS

      Two directors are to be elected at the Annual Meeting for a term of three years. The Restated Articles of Incorporation and the Bylaws of the Company currently provide for six directors, divided into three classes of two members each. At each annual meeting, successors of the class whose term of office expires in that year are elected for a three-year term. The two nominees who receive the highest number of votes will be elected directors of the Company for the three-year term commencing at the Annual Meeting. Upon recommendation of the Nominating/Corporate Governance Committee, the Board of Directors propose as nominees Mr. James F. Bartl, Senior Vice President and Secretary of the Company, whose term expires at the meeting, and Mr. Joseph G. Stienessen, who is a CPA and principal with Larson, Allen, Weishair and Company, a midwest based regional certified public accounting firm. Each of the directors and nominees, except Mr. Bartl, Mr. Cohen, and Ms. Cohen, has been determined by the Board of Directors to qualify as an "independent director" as defined by the rules of the New York Stock Exchange.

      Unless otherwise directed, the proxies solicited by the Board of Directors will be voted for the election as directors of the nominees named above. The Company believes that each nominee named above will be able to serve; but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board may propose.

                  INFORMATION CONCERNING DIRECTORS AND NOMINEES

          The following table provides information as to the directors and nominees of the Company.

                                      PRINCIPAL OCCUPATION;                    DIRECTOR'S
                                       BUSINESS EXPERIENCE         DIRECTOR      TERM TO
      DIRECTOR            AGE            PAST 5 YEARS               SINCE         EXPIRE
---------------------    -----    -----------------------------    --------    ----------
James F. Bartl*           65      Senior Vice President              1995         2005
                                  and Secretary of the
                                  Company

Joseph G. Stienessen*     60      Principal with Larson, Allen,
                                  Weishair and Company, LLP,
                                  an accounting firm; prior to
                                  November 2003, CPA and
                                  Managing Partner of
                                  Stienessen, Schlegel and
                                  Company, LLC

Melvin S. Cohen           87      Chairman Emeritus of the           1949         2006
                                  Board of the Company

Maryjo Cohen              53      Chair of the Board, President      1988         2006
                                  and Chief Executive
                                  Officer of the Company(1)

Richard N. Cardozo        69      Professor Emeritus, Carlson        1998         2007
                                  School of Management,
                                  University of Minnesota;
                                  Senior Scholar, Florida
                                  International University

Patrick J. Quinn          55      Chairman and President,            2001         2007
                                  Ayres Associates, an
                                  engineering firm

*Nominee

(1) Ms. Cohen is the daughter of Mr. Cohen.

      The Board of Directors recommends that shareholders vote "FOR" each nominee listed.

VOTE REQUIRED AND OTHER INFORMATION

      The affirmative vote of the holders of a plurality of the shares of the common stock of the Company represented at the Annual Meeting in person or by proxy is required for the election of the above nominees. Proxies solicited herewith will be voted in accordance with instructions given. When specific instructions are not given, such proxies will be voted "FOR" the election of the above nominees.

      During 2004 there were three Board of Directors meetings. Each of the Directors attended all of the meetings of the Board of Directors and all meetings of committees on which that director served, with the exception of Mr. Cohen who missed two meetings. All Directors attended the 2004 Annual Meeting. The attendance policy for members of the Board of Directors may be reviewed in the corporate governance section of the Company's web site located at www.gopresto.com. Directors of the Company, other than those who are also executive officers, currently receive annual compensation of $25,000. This amount includes $1,000 for each Board meeting and $500 for each Committee meeting attended. Executive officers are not compensated for services as Board members.

      The Company has Audit, Compensation, and Nominating/Corporate Governance Committees consisting of Messrs. O'Meara, Cardozo, and Quinn, each an "independent director" as defined by the rules of the New York Stock Exchange. The charters for each of these committees is posted on the Company's web site located at www.gopresto.com. See the "Audit Committee Report" for a description of the functions performed by the Audit Committee. During 2004, the Audit Committee held five meetings. The Company has not yet designated an "audit committee financial expert" as that term is defined in the Securities and Exchange Commission's rules and regulations. However, if Mr. Stienessen is elected as proposed, the Company intends to designate him as the Audit Committee Financial Expert. The Compensation and Nominating/Corporate Governance Committees were formed in October 2004 and had no meetings in 2004.

      The Company's Board of Directors has established a process whereby shareholders may send communications to the Board of Directors, as well as to the presiding director of executive sessions attended by only non-management directors. The manner in which shareholders can send communications to the Board is set forth on the Company's web site located at www.gopresto.com in the corporate governance section.

      In identifying prospective director candidates, the Nominating/Corporate Governance Committee (herein the "Nominating Committee") considers its personal contacts, recommendations from shareholders, and recommendations from business and professional sources, but does not pay a fee to any third party. The Nominating Committee's policy is to consider qualified candidates for positions on the Board recommended in writing by shareholders. Shareholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company at least ninety (90) days prior to May 16, 2006, with the submitting shareholder's name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named herein. When evaluating the qualifications of potential new Directors, or the continued service of existing Directors, the Nominating Committee considers a variety of criteria, including the individual's reputation for honesty and integrity; respect from leaders and the general citizenry in the community in which the individual resides; the individual's knowledge of business principles and intellectual capacity to quickly grasp and understand the intricacies of the Company's businesses; attainment of official status with a leading company, agency, educational institution, or other form of enterprise; accessibility geographically and otherwise for meetings; specialized skills or expertise; diversity of background; independence; financial expertise; freedom from conflicts of interest; ability to understand the role of a Director; and ability to fully perform the duties of a Director. While candidates recommended by shareholders will generally be considered in the same manner as any other candidate, special consideration will be given to existing Directors desiring to stand for re-election given their history of service and their knowledge of the Company, as well as the Board's knowledge of their level of contribution resulting from such service. Shareholders wishing to recommend for nomination or nominate a director should contact the Company's Secretary for a copy of the relevant procedure for submitting nominations and a full delineation of the criteria considered by the Nominating Committee when evaluating potential new Directors or the continued service of existing Directors.

AUDIT COMMITTEE REPORT

      Members of the Audit Committee are independent as defined by the rules of the New York Stock Exchange and the Board of Directors has determined that no member has a relationship to the Company that may interfere with the exercise of their independence from management of the Company. It is the purpose of the Audit Committee to assist the Board of Directors in fulfilling its oversight responsibilities relating to: (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements,
(3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors. Committee members have conducted an open and comprehensive dialogue with the Company's auditors regarding the 2004 year-end audited financial statements and have reviewed and discussed those statements with management.

      The Audit Committee members reviewed, discussed and ratified the nature and the extent of the services to be provided by Grant Thornton LLP, including services rendered in 2004, the costs and fees for such services, and the effect of such fee arrangements on the independence of the auditors. The Committee has also discussed with the auditors matters related to SAS 61, received written disclosures from the auditors required by ISB Standard No. 1, and discussed with the auditors their independence. As a consequence of its evaluation and review, the Committee recommended to the full Board that the audited financial statements be included in the Company's annual report on Form 10-K for the 2004 calendar year based upon the aforementioned review and discussion.

      Submitted by members of the Audit Committee:

             Michael J. O'Meara    Richard N. Cardozo    Patrick J. Quinn

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH  AND CERTAIN OTHER COMPENSATION

The following table provides certain summary information concerning annual compensation paid by the Company to the Company's chief executive officer and each of the four highest paid executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2004.

               SUMMARY COMPENSATION/PENSION ACCRUED BENEFIT TABLE

                                              ANNUAL COMPENSATION
                                              -------------------     ALL OTHER
   NAME AND PRINCIPAL POSITION          YEAR   SALARY     BONUS    COMPENSATION(1)
----------------------------------      ----  --------  ---------  ---------------
Maryjo Cohen                            2004  $ 64,000  $ 235,000     $ 149,675
Chair of the Board, President,          2003    64,000    226,000         4,000
Chief Executive Officer and Director    2002    64,000    216,000         4,000

James F. Bartl                          2004  $ 44,600  $ 222,400     $ 344,680
Senior Vice President, Secretary,       2003    44,600    213,400         4,000
and Director                            2002    44,600    204,400         4,000

Donald E. Hoeschen                      2004  $ 41,370  $ 153,500     $ 221,545
Vice President-Sales                    2003    41,370    147,500         3,657
                                        2002    41,370    141,500         3,557

Randy F. Lieble                         2004  $ 40,000  $ 145,000     $ 140,575
Vice President, Treasurer               2003    40,000    120,000         2,900
and Chief Financial Officer             2002    40,000    105,000         2,750

Lawrence J. Tienor                      2004  $ 37,790  $ 108,710     $ 213,680
Vice President-Engineering              2003    37,790     98,710         2,629
                                        2002    37,790     92,210         2,392

(1) The amounts shown in this column are matching contributions made by the Company to the individual's 401(k) retirement plan account. Amounts for 2004 also include the accrued benefit paid October 1, 2004, as a result of terminating the Company's defined benefit plan as of December 31, 2003. Beginning as of January 1, 2004, the Company increased its annual contribution to the 401(k) plan as a result of terminating the defined benefit plan.

                           AGGREGATE OPTION EXERCISE
                       AND FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                       OPTIONS AT            IN-THE-MONEY OPTIONS
                       SHARES                     FISCAL YEAR-END (#)       AT FISCAL YEAR-END ($)
                    ACQUIRED ON      VALUE      -------------------------  -------------------------
      NAME          EXERCISE (#)  REALIZED ($)  EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
------------------  ------------  ------------  -------------------------  -------------------------
Donald E. Hoeschen      -0-           -0-               250 / 500                   2,246 / 4,493
Randy F. Lieble         -0-           -0-                 250 / 0                       1,028 / 0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Melvin S. Cohen, Chairman Emeritus of the Company, was paid $30,000 for consultation services in 2004. During the year, Mr. Cohen was consulted on a variety of matters based upon his executive experience and knowledge of the Company's operations. As of 2005, Mr. Cohen no longer is engaged by the Company as a paid consultant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      As described below in the report on executive compensation, members of the Board of Directors determined the compensation of the executive officers of the Company last year. This included the compensation of those executive officers who also serve as directors, namely, Maryjo Cohen, Chair of the Board, President, and Chief Executive Officer, and James F. Bartl, Senior Vice President and Secretary. Ms. Cohen and Mr. Bartl do not participate in any decisions regarding their own compensation.

      Executive officers of the Company, including Ms. Cohen and Mr. Bartl, also serve as directors and executive officers of the Company's subsidiaries.

BOARD REPORT ON EXECUTIVE COMPENSATION

      Decisions on executive compensation are made by the Board of Directors. The Compensation Committee was formed in 2004, subsequent to the Board's establishment of 2004 compensation. Consequently, this report is from the Board of Directors. Salaries and bonus compensation are reviewed annually at or near the end of the Company's fiscal year.

      Historically the Company has maintained salaries at a level that is considered to be below salaries for executives of comparable companies. This provides a more conservative approach to base compensation if the Company experiences significant adverse operating results that the Board of Directors, in cooperation with the Compensation Committee, believes should result in a reduction in total compensation. Salaries historically have been supplemented by amounts characterized as bonus compensation, which is paid in cash as described in the above Summary Compensation Table. The Board and Compensation Committee consider, however, salaries and bonuses together to determine if total compensation, irrespective of how characterized, is reasonably related to the services provided. As of January 1, 2005, the amount characterized as bonus compensation was consolidated into the salary payments.

      The Company has not relied upon stock incentives as a principal part of its compensation program for its executives. However, the Company has made available stock purchase arrangements for executive officers. The last such arrangement for any of the executive officers named in the foregoing table was in 1997.

      The Board believes that the total salary and bonus compensation paid to its executives is appropriate in relationship to the size and nature of the Company's business, total compensation of other executives of similar businesses, the longevity of such officers' service with the Company, the limited number of senior executives employed by the Company, and the results that have been achieved by its management group (the amounts previously characterized as bonus compensation have not been based upon a percentage or other formula utilizing revenues, income, or other financial data or measures of Company performance as predicates). As of this time, no compensation or other consultant has been retained by the Board or the Compensation Committee to evaluate executive compensation. Consideration is given, however, to data generally made available on executive compensation by such organizations.

      The Company had been utilizing the salary and discretionary bonus approach described above for more than 25 years. Because of their substantial stock ownership, the interests of Ms. Cohen, the Company's senior officer, and Mr. Cohen, Chairman Emeritus, are substantially related to the interests of all stockholders. Mr. Bartl also has material stock interests in relation to his compensation level.

      The basis for the compensation of Ms. Cohen as Chair of the Board, President and Chief Executive Officer is determined in the same manner as the compensation for the other executive officers. In establishing Ms. Cohen's compensation, consideration was given to her demonstrated competence over many years, the scope of responsibilities assumed, and her expertise in a variety of significant niches within the business. No specific weight was assigned to any of these factors and, as in the case of other executives, no formula was utilized for determining bonus compensation.

      Section 162(m) of the Internal Revenue Code imposes an annual deduction limitation of $1.0 million on the compensation of certain executive officers of publicly held companies. The Board of Directors and Compensation Committee do not believe that the Section 162(m) limitation will materially affect the Company in the near future based on the level of the compensation of the executive officers. If the limitation would otherwise apply, the Board of Directors in cooperation with the Compensation Committee could defer payment of a portion of the bonus to remain under the $1.0 million annual deduction limitation.

      Submitted by the Company's Board of Directors:

            Melvin S. Cohen      James F. Bartl          Richard N. Cardozo
            Maryjo Cohen         Michael J. O'Meara      Patrick J. Quinn

PERFORMANCE GRAPH

      The performance graph below compares cumulative five-year shareholder returns on an indexed basis with the Standard and Poor's 500 Composite Index (the "S&P 500 Index") and a Peer Group comprised of small appliance industry competitors (the "Peer Group"). The companies comprising the Peer Group are set forth at the bottom of this page. The performance graph is not necessarily indicative of future performance.

                      FIVE-YEAR TOTAL RETURN COMPARISON OF
                 NATIONAL PRESTO, S&P 500 INDEX, AND PEER GROUP

                                  [LINE GRAPH]

                                                  DECEMBER 31,
                                   -------------------------------------
                                   1999   2000  2001  2002   2003   2004
                                   -----  ----  ----  ----  -----  -----
National Presto Industries, Inc.   100.0  92.2  89.0  97.3  123.8  160.5

S&P 500 Index                      100.0  90.9  80.1  62.4   80.3   89.0

Peer Group                         100.0  57.0  63.5  45.0   61.2   56.3

Assumes $100 invested on December 31, 1999, in National Presto Industries, Inc. common stock, the S&P 500 Index, and the Peer Group. Total return assumes reinvestment of dividends.

PEER GROUP COMPANIES: National Presto Industries, Inc., Salton, Inc., and Applica, Inc.

The performance graph above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 (the "1933 Act") and Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 or 1934 Act.

                AMENDMENT OF RESTATED ARTICLES OF INCORPORATION

PROPOSED AMENDMENT

      Management seeks approval by the stockholders of an Amendment to Article 6
(A) of the Restated Articles of Incorporation whereby the number of directors will be reduced from six to five and the number of directors in one class will be reduced to one. Immediately following the Annual Meeting, Melvin S. Cohen will resign as a director resulting in a total of five directors, three of whom will be outside, independent directors as required by the New York Stock Exchange Corporate Governance Standards. In conjunction with and because of this change stockholders will also be requested to amend the language in Article 6
(A) regarding the current classified board, whereby the classified board would consist of two classes with two directors in each class and one class with one director in that class (as compared to the current language that provides for three classes of two directors in each class). In order to accomplish the foregoing, stockholders will be asked to amend the first two sentences of
Article 6 (A), so that these sentences would read as follows:

      Article 6 (A)

      The number of directors which shall constitute the whole Board of Directors of the Corporation shall be five. The Board of Directors shall be divided into three classes with two classes of two directors and one class of one director and the term of office of one class expiring each year.

      The Board of Directors must be comprised of a majority of outside, independent directors to comply with the New York Stock Exchange Corporate Governance Standards. As a consequence, management recommends to the stockholders that they approve the proposed amendment.

GENERAL EFFECT AND PURPOSE OF THE AMENDMENT

      Adoption of the amendment by the stockholders will coincide with the resignation of Melvin S. Cohen as a director, thereby reducing the number of directors to five and resulting in the three outside, independent directors (Messrs. O'Meara, Cardozo, and Quinn), constituting a majority of the Board of Directors. If Mr. Stienessen is elected by the stockholders to succeed Mr. O'Meara, as proposed by the Company, the outside, independent directors will continue to make up a majority of the Board. With a majority of the Board being comprised of outside, independent directors, the Company will thereby be in compliance with the New York Stock Exchange revised Corporate Governance Standards. If the proposed amendment is not approved by the shareholders, the Board will have a vacancy until such time the Restated Articles of Incorporation can be amended. The Board of Directors recommends that shareholders vote "FOR" amending Article 6 (A) of the Restated Articles of Incorporation.

VOTE REQUIRED

      The affirmative vote of the holders of at least three-quarters (75%) of the shares of common stock of the Company outstanding as of August 10, 2005, is required to adopt the amendment. Proxies solicited herewith will be voted in accordance with the instructions given. WHEN SPECIFIC INSTRUCTIONS ARE NOT GIVEN, SUCH PROXIES WILL BE VOTED IN FAVOR OF APPROVAL OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Grant Thornton LLP, Certified Public Accountants, was the independent registered public accounting firm for the Company for the fiscal years ended December 31, 2003 and 2004. It has been selected by the Audit Committee to be the independent registered public accounting firm for the Company during the fiscal year ending December 31, 2005. The Audit Committee meets with representatives of Grant Thornton LLP to review its comments and plans for future audits. It is not anticipated that any representative of such auditing firm will be present at the Annual Meeting of Stockholders.

      The following fees have been incurred by the company:

                   AUDIT FEES(1)   AUDIT RELATED FEES(2)   TAX FEES(3)  ALL OTHER FEES(4)
                   -------------   ---------------------   -----------  -----------------
Year ended
December 31, 2003     $ 77,000             $ 25,000           $ 11,000             $ --

Year ended
December 31, 2004      267,000               11,000             13,000               --

(1) Includes audit fee for financial statement audits, 10Q reviews, Sarbanes-Oxley 404 controls work and related expenses.

(2) Audit related fees include fees for consultation related to new accounting standards, questions related to SEC filings and other accounting research.

(3) Tax fees consist of review of Federal and State income tax returns, and advice related to various tax matters.

(4) There were no other fees.

      Grant Thornton LLP did not provide any financial information, design or implementation services for the Company during fiscal years ended December 31, 2003 and 2004.

      In accordance with the Audit Committee charter, the Committee must review and, in its sole discretion, pre-approve the independent auditors' annual engagement letter and all audit, audit-related, tax and other permissible services proposed to be provided by the independent auditor in accordance with the applicable New York Stock Exchange listing standards and United States Securities and Exchange Commission rules, and the fees for such services.

                                 OTHER MATTERS

      The cost of preparing, assembling, and mailing this proxy statement, the notice, and form of proxy will be borne by the Company. The management has made no arrangement to solicit proxies for the meeting other than by use of mail, except that some solicitation may be made by telephone, facsimile, email, or personal calls by officers or regular employees of the Company. The Company will, upon request, reimburse brokers and other persons holding shares for the benefit of others in accordance with the rates approved by the New York Stock Exchange for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company's stock to give proxies.

      The Board of Directors knows of no other matters to be brought before this Annual Meeting. If other matters should come before the meeting, however, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgement on such matters.

      THE ANNUAL REPORT OF THE COMPANY FOR THE PAST FISCAL YEAR WAS MAILED TO SHAREHOLDERS ON MARCH 31, 2005 AND CONTAINS THE COMPANY'S FINANCIAL STATEMENT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004. NATIONAL PRESTO INDUSTRIES, INC. ANNUAL REPORT AND FORM 10-K ANNUAL REPORT ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED, WITHOUT CHARGE, UPON WRITTEN REQUEST TO JAMES F. BARTL, SECRETARY, NATIONAL PRESTO INDUSTRIES, INC., 3925 NORTH HASTINGS WAY, EAU CLAIRE, WISCONSIN 54703, PHONE NUMBER 715-839-2119. COPIES OF EXHIBITS TO FORM 10-K MAY BE OBTAINED UPON PAYMENT TO THE COMPANY OF THE REASONABLE EXPENSE INCURRED IN PROVIDING SUCH EXHIBITS.

                             SHAREHOLDER PROPOSALS

      Any proposal intended to be presented for action at the 2006 Annual Meeting of Stockholders of the Company (the "2006 Annual Meeting") by any stockholder of the Company must be received by the Secretary of the Company at 3925 North Hastings Way, Eau Claire, Wisconsin 54703, not later than December 1, 2005, in order for such proposal to be included in the Company's proxy statement and proxy relating to the 2006 Annual Meeting. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2006 Annual Meeting any stockholder proposal which does not meet all of the requirements for such inclusion at the time in effect.

      Pursuant to Rules 14a-4 and 14a-5(e) of the Securities and Exchange Commission, as amended, which govern the use by the Company of its discretionary voting authority with respect to certain shareholder proposals, should the Company receive notice after February 14, 2006, of any such stockholder proposal which will be circulated independent of the Company's proxy statement, the persons named in proxies solicited by the Board of Directors of the Company for its 2006 Annual Meeting may exercise discretionary voting power with respect to any such proposal.

                                         BY ORDER OF THE BOARD OF DIRECTORS
                                         James F. Bartl, Secretary

                                   PRESTO(R)

                                   NOTICE OF
                                     ANNUAL
                                    MEETING
                                      AND
                                     PROXY
                                   STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 18, 2005

                           Please sign and return the
                         enclosed proxy card promptly.

                        NATIONAL PRESTO INDUSTRIES, INC.
                          EAU CLAIRE, WISCONSIN 54703


 NATIONAL PRESTO INDUSTRIES, INC.                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               PROXY
    Eau Claire,Wisconsin 54703                            The undersigned hereby appoints Maryjo Cohen and James F.
     Telephone (715) 839-2119                         Bartl and each of them jointly and severally as proxies,
                                                      with the power to appoint substitutes, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of National Presto Industries, Inc., held of record by the undersigned on August 10, 2005, at the
                                                      Annual Meeting of Stockholders to be held on October 18,
                                                      2005 and any adjournment thereof.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" BOTH NOMINEES AND APPROVAL OF THE AMENDMENT TO THE
RESTATED ARTICLES OF INCORPORATION.

1. ELECTION OF DIRECTORS         FOR both nominees listed below                  WITHHOLD authority to vote
                                 (except as marked to the contrary below) [ ]    for both nominees listed below [ ]

                                           James F. Bartl        Joseph G. Stienessen

(INSTRUCTIONS: To vote against any individual nominee write that nominee's name in the space provided below.)

-----------------------------------------------------------------------------------------------------------------------

2. Proposal to amend Article 6 (A) of the Restated Articles of Incorporation.

                  [ ] For           [ ] Against       [ ] Abstain

3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                                           (Continued, and to be signed, on the other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" BOTH NOMINEES SPECIFIED IN ITEM 1 AND "FOR" THE PROPOSED AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION SPECIFIED IN ITEM 2.


                                           Please sign exactly as name appears
                                           below.

                                           When shares are held by joint
                                           tenants, both should sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign in full
                                           corporate name by President or other
                                           authorized officer. If a partnership,
                                           please sign in partnership name by
                                           authorized person.



                                           DATED                         , 2005
                                                 -----------------------


                                           Signature
--------------------------------------              ---------------------------
PLEASE MARK, SIGN, DATE AND RETURN THE
PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.                                  Signature if held jointly
--------------------------------------                              -----------